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Exhibit 23.2

Consent of Independent Auditors

        We hereby consent to the use of our Independent Auditors' Report dated April 27, 2017 on the consolidated financial statements of SCS Financial Services, LLC and Subsidiaries, as of and for the year ended December 31, 2016 included in this Registration Statement on Form S-1. We also consent to the reference of our firm under the heading of "Experts" in the prospectus.

/s/ MAYER HOFFMAN MCCANN P.C.

Boston, Massachusetts
June 29, 2018

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  Exhibit 23.2
Consent of Independent Auditors